Filed Pursuant to Rule 424(b)(2)

Registration Statement No. 333-219206

Product Supplement No. 1,740 to the Prospectus and the Prospectus Supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-219206
GS Finance Corp. Medium-Term Notes, Series E guaranteed by The Goldman Sachs Group, Inc.

Underlier-Linked Trigger Notes

Linked to an Underlier or a Basket of Underliers

GS Finance Corp. may from time to time offer and sell underlier-linked trigger notes, which we refer to as the notes, the payments and performance of which will be linked to the performance of an underlier or a basket of underliers. When we refer to an underlier, we mean an individual index or an individual exchange-traded fund. The accompanying prospectus and the accompanying prospectus supplement, each as may be amended from time to time, that form a part of Registration Statement No. 333-219206, any general terms supplement that is specified in the applicable pricing supplement (which we refer to as the applicable general terms supplement) and this product supplement no. 1,740 describe terms that will apply generally to the notes, including any notes you purchase. This product supplement no. 1,740 is intended to be read in conjunction with the other prospectuses above, including as to certain terms used in this product supplement no. 1,740 that are defined in such other prospectuses. A separate pricing supplement, which we refer to as the applicable pricing supplement, will describe terms that apply specifically to your notes, including any changes to the general terms contained herein and in the applicable general terms supplement.

The notes may bear interest, if any, at a fixed rate or a floating rate, as specified in the applicable pricing supplement. The amount payable at maturity on your notes is linked to the performance of a specified underlier or a weighted basket of underliers, as specified and described in the applicable pricing supplement or the applicable general terms supplement, in each case as measured over the life of the notes. On the stated maturity date, for each of your notes, you will be paid the cash settlement amount, if any. The cash settlement amount is subject to any adjustments or modifications as provided in this product supplement no. 1,740, the applicable general terms supplement and the applicable pricing supplement for your notes.

The return on your notes at maturity will be based on the performance of the underlier or basket of underliers, as applicable, and whether a trigger event has occurred. A trigger event will occur if (a) for notes with continuous monitoring (i.e., the level of the underlier is monitored throughout each trading day), the level of the underlier has declined, as compared to the initial underlier level, by more than the trigger buffer amount (which will be specified in the applicable pricing supplement) during the measurement period, (b) for notes with closing level monitoring (i.e., the closing level of the underlier or basket closing level, as applicable, is monitored each trading day), the closing level of the underlier or basket closing level, as applicable, has declined, as compared to the initial underlier level or initial basket level, as applicable, by more than the trigger buffer amount during the measurement period and/or (c) for notes without a measurement period (i.e., the closing level of the underlier or basket closing level, as applicable, is monitored at the end of the term of the notes) and for notes with averaging dates, the final underlier level or final basket level, as applicable, has declined, as compared to the initial underlier level or initial basket level, as applicable, by more than the trigger buffer amount. The measurement period, if applicable, will be specified in the applicable pricing supplement and will be each trading day or a set of predetermined trading dates.

The performance of the underlier or basket of underliers, as applicable, will be measured by the percentage change in the closing level or average of the closing levels of the specified underlier or the weighted underliers included in the specified basket of underliers, as applicable, on the determination date or each averaging date, as applicable (which we refer to as the final underlier level or final basket level, as applicable, subject to adjustments as described elsewhere in this product supplement no. 1,740 and the applicable general terms supplement) from the initial underlier level or initial basket level, as applicable, which will be specified in the applicable pricing supplement and, with respect to the initial underlier level, may be higher or lower than the actual closing level of the underlier on the trade date. We refer to this percentage change as the underlier return or basket return, as applicable. If a trigger event occurs and the final underlier level or basket level is less than the initial underlier level or basket level, you would lose a portion of your investment in the notes and you may lose your entire investment, depending on the performance of the underlier or the basket of underliers. In addition, if an underlier is denominated in a currency other than U.S. dollars, the closing level of the underlier may also depend on the relevant foreign currency exchange rate for such underlier, if specified in the applicable pricing supplement.

The cash settlement amount will be an amount in cash equal to:

•	if a trigger event occurs, and:
¡	the final underlier or basket level is greater than the initial underlier or basket level, the face amount of a note plus an additional amount equal to the product of the face amount of a note times the upside participation rate (which will be a positive percentage, which may be less than 100%, specified in the applicable pricing supplement) times the underlier or basket return, as applicable, plus the supplemental amount, if any (which will be a positive percentage, specified in the applicable pricing supplement), subject to the cap level if one is specified in the applicable pricing supplement; any increase in the final underlier or basket level over the cap level will not increase the cash settlement amount;
¡	the final underlier or basket level is less than or equal to the initial underlier or basket level, the face amount of a note plus an additional amount equal to the product of the face amount of a note times the underlier or basket return, as applicable, plus the supplemental amount, if any (which will be a positive percentage, specified in the applicable pricing supplement);
•	if a trigger event does not occur, the face amount of a note plus an additional amount equal to the greater of:
¡	the product of the face amount of a note times the upside participation rate times the underlier or basket return, as applicable, subject to the cap level, if specified in the applicable pricing supplement, or
¡	the product of the face amount of a note times the contingent minimum return (which will be a percentage specified in the applicable pricing supplement).

Therefore, if a trigger event occurs and the final underlier or basket level is less than the initial underlier or basket level, you will receive less than the face amount of your notes on the stated maturity date and you could lose all or a substantial portion of your investment in the notes. Furthermore, if an underlier is denominated in a currency other than U.S. dollars and the applicable pricing supplement specifies an exchange rate for such underlier, even if the underlier appreciates over the life of your notes, you may lose a significant amount of your investment if the applicable currency in which such underlier is denominated declines relative to the U.S. dollar. In addition, if the upside participation rate for your notes is less than 100%, the rate of increase in the amount you will be paid on your notes on the stated maturity date will be less than the rate of increase in the applicable underlier or basket of underliers. Furthermore, if the applicable pricing supplement specifies a cap level, the amount you will be paid on your notes on the stated maturity date will be capped and may not reflect the full increase in the underlier or basket level.

The general terms of the notes are described beginning on page S-36 and include the following:

Issuer:  GS Finance Corp.

Guarantor:  The Goldman Sachs Group, Inc.

Underlier or underliers included in a basket:  as specified in the applicable pricing supplement and described in the applicable general terms supplement or applicable pricing supplement

Cash settlement amount:  on the stated maturity date, for each of your notes the issuer will pay you an amount in cash calculated as described under “General Terms of the Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date” on page S-36

Face amount:  each note will have a face amount equal to $1,000, or integral multiples of $1,000 in excess thereof, unless otherwise specified in the applicable pricing supplement

Stated maturity date:  as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Determination date:  as specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement, unless otherwise specified in your pricing supplement

Interest rate (coupon) (if any):  none unless specified in the applicable pricing supplement

Interest payment dates:  none unless specified in the applicable pricing supplement

Interest reset dates:  none unless specified in the applicable pricing supplement

Calculation agent:  Goldman Sachs & Co. LLC (“GS&Co.”)

Your investment in the underlier-linked trigger notes involves certain risks. See “Additional Risk Factors Specific to the Underlier-Linked Trigger Notes” beginning on page S-31 to read about investment risks relating to the notes.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this product supplement no. 1,740, the applicable general terms supplement, the accompanying prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

GS Finance Corp. may use this product supplement no. 1,740 in the initial sale of the underlier-linked trigger notes. In addition, Goldman Sachs & Co. LLC, or any affiliate of GS Finance Corp. may use this product supplement no. 1,740 in a market-making transaction in underlier-linked trigger notes after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this product supplement no. 1,740 is being used in a market-making transaction.

Goldman Sachs & Co. LLC

Product Supplement No. 1,740 dated July 10, 2017.

In this product supplement no. 1,740, when we refer to a “note”, we mean an underlier-linked trigger note unless the context requires otherwise. Each of the notes has the terms described under “Summary Information” on page S-1 and under “General Terms of the Underlier-Linked Trigger Notes” on page S-36. Please note that in this product supplement no. 1,740, references to “GS Finance Corp.”, “we”, “our” and “us” refer only to GS Finance Corp. and do not include its consolidated subsidiaries or affiliates. Also, references to “The Goldman Sachs Group, Inc.”, our parent company, refer only to The Goldman Sachs Group, Inc. and do not include its consolidated subsidiaries, while references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us. References to “holders” mean those who own notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in notes registered in street name or in notes issued in book-entry form through The Depository Trust Company (“DTC”). Please review the special considerations that apply to owners of beneficial interests in the accompanying prospectus, under “Legal Ownership and Book-Entry Issuance”. References in this product supplement no. 1,740, the applicable general terms supplement and the applicable pricing supplement to the notes having a face amount of $1,000 are intended as illustrative; the actual face amount of the notes will be reflected in the aggregate on the global note representing the notes. Also, references to the “accompanying prospectus” mean the accompanying prospectus and where the context so requires, as supplemented by the accompanying prospectus supplement for Medium-Term Notes, Series E, each of GS Finance Corp. and The Goldman Sachs Group, Inc. and each as may be amended from time to time, that form a part of Registration Statement No. 333-219206. References to the “indenture” in this product supplement no. 1,740 mean the senior debt indenture, dated October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture is referred to as the “GSFC 2008 indenture” in the above-referenced accompanying prospectus supplement for Medium-Term Notes, Series E.

The Notes Are Part of a Series

The underlier-linked trigger notes are part of a series of debt securities, entitled “Medium-Term Notes, Series E”, that we may issue under our indenture from time to time. The underlier-linked trigger notes are “indexed debt securities”, as defined in the accompanying prospectus. The notes will be fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This product supplement no. 1,740 summarizes financial and other terms that apply generally to the underlier-linked trigger notes. We describe terms that apply generally to all Series E medium-term notes in “Description of Notes We May Offer” and “Description of Debt Securities We May Offer” in the accompanying prospectus supplement for Series E medium-term notes and accompanying prospectus, respectively. An applicable general terms supplement will describe certain underliers to which your notes may be linked and certain other terms that apply generally to the notes. Terms capitalized here but not defined are used as defined in the applicable pricing supplement, or if not defined in the applicable pricing supplement, as defined in the general terms supplement or prospectus.

Please note that the information about the settlement or trade dates, issue price discounts or commissions and net proceeds to GS Finance Corp. in the applicable pricing supplement relates only to the initial issuances and sales of your notes. If you have purchased your notes in a market-making transaction after any initial issuance and sale, any such relevant information about the sale to you will be provided in a separate confirmation of sale.

Specific Terms Will Be Described in Pricing Supplements

The specific terms of your notes will be described in a pricing supplement accompanying this product supplement no. 1,740. The terms described there supplement those described here, in the applicable general terms supplement and in the accompanying prospectus. The terms described here supplement those described in the accompanying prospectus and are in addition to the terms described in the applicable general terms supplement. If the terms described here are inconsistent with those described in the accompanying prospectus or in the applicable general terms supplement, the terms described here are controlling. If the terms described in the applicable pricing supplement are inconsistent with those described here or in the applicable general terms supplement or accompanying prospectus, the terms described in the applicable pricing supplement are controlling. If the applicable pricing supplement specifies a different meaning for any term described herein, that modified definition will be deemed to apply to this product supplement no. 1,740 for all purposes with respect to your notes.

SUMMARY INFORMATION

Payment of Principal at Maturity

Subject to modification as provided in the applicable pricing supplement, on the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount

Whether the notes are linked to a single underlier or a weighted basket of underliers, if a trigger event occurs (i.e., the level of the underlier, the closing level of the underlier, the basket closing level, the final underlier level or the final basket level, as applicable, has declined, as compared to the initial underlier or basket level, as applicable, by more than the trigger buffer amount during the measurement period, if applicable), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier or basket of underliers, as applicable. In such a case, if the final underlier or basket level is greater than the initial underlier or basket level, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate (as described below) times the underlier or basket return plus a supplemental amount, if any, subject to the cap level (as described below) if one is specified in the applicable pricing supplement. In this case, because the underlier or basket return is a positive percentage, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the final underlier or basket level is less than or equal to the initial underlier or basket level, the cash settlement amount will equal the face amount of each of your notes plus the product of the face amount of each of your notes times the underlier or basket return plus a supplemental amount, if any. In this case, because the underlier or basket return is zero or a negative percentage, the cash settlement amount will be equal to or less than the face amount of each of your notes (unless the supplemental amount causes a positive return) and the cash settlement amount could even be zero.

If a trigger event does not occur (i.e., the level of the underlier, the closing level of the underlier, the basket closing level, the final underlier level or the final basket level, as applicable, has not declined, as compared to the initial underlier or basket level, as applicable, by more than the trigger buffer amount during the measurement period, if applicable), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier or basket of underliers, as applicable, subject to the contingent minimum return. In such a case, the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the greater of the product of (i) the face amount of each of your notes times the upside participation rate times the underlier or basket return, or (ii) the face amount of each of your notes times the contingent minimum return, which will be a percentage specified in the applicable pricing supplement, subject to the cap level (as described below) if one is specified in the applicable pricing supplement.

The trigger buffer amount will be a positive percentage and will be specified in the applicable pricing supplement. If the level of the underlier, the closing level of the underlier, the basket closing level, the final underlier level or the final basket level, as applicable, declines below the initial underlier level or basket level by more than the trigger buffer amount during the measurement period, if applicable, a trigger event will occur and you will be fully exposed at maturity to any depreciation of the underlier or basket of underliers during the life of your notes.

The upside participation rate will be a positive percentage but may be less than 100%. The upside participation rate indicates the extent to which you will participate in any positive return in the applicable underlier or basket of underliers. For example, if the upside participation rate for your notes were set at 85% and the underlier or basket return were 10%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 108.5% (assuming a cap level is not applicable). If the applicable pricing supplement specifies an upside participation rate that is less than 100%, you will participate in less than the full return of the applicable underlier or basket of underliers over the life of your notes. If the applicable pricing supplement specifies an upside participation rate that equals 100%, you will participate in the full positive return of the applicable underlier or basket of underliers. If the upside participation rate is greater than 100%, you will participate in the return of the applicable underlier or basket of underliers to a greater extent than as measured by such return alone, or in other words, on a leveraged basis.

The return of the applicable underlier or basket of underliers, which we refer to as the underlier return or the basket return, is equal to the percentage, if any, by which the final level of the applicable underlier or basket of underliers (which we refer to as the final underlier level or final basket level) differs from the initial level of such underlier or basket of underliers (which we refer to as the initial underlier level or initial basket level). The underlier or basket return measures the performance of the applicable underlier or basket of underliers over the life of the notes by measuring the change in the final underlier or basket level (as determined on the determination date or the averaging dates, as applicable, for the notes) over the initial underlier or basket level (as determined on the original trade date for the notes).

If specified in the applicable pricing supplement, the supplemental amount will be a positive percentage less than 100% and will be added to the underlier or basket return if a trigger event occurs. For example, if the underlier or basket return equals -15% and the supplemental amount equals 5%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 90% (assuming a cap level is not applicable). If the underlier or basket return equals 10% and the supplemental amount equals 2%, the cash settlement amount for each of your notes would equal the product of the face amount of each of your notes times 112% (assuming an upside participation rate of 100% and that a cap level is not applicable).

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

For notes linked to a single underlier, if a trigger event occurs and the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated as follows:

    cash settlement amount  =  face amount  +  (face amount  ×  upside participation rate  ×  (underlier return plus supplemental amount, if any))

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, and if a trigger event occurs and the final underlier level is less than the initial underlier level, the cash settlement amount will be calculated as follows:

cash settlement amount  =  face amount  +  (face amount  ×  (underlier return plus supplemental amount, if any))

and if a trigger event does not occur, the cash settlement amount will be calculated as follows:

cash settlement amount = the greater of:

(a) face amount  +  (face amount  ×  upside participation rate  ×  underlier return), or

(b) face amount  +  (face amount  ×  contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, where,

face amount	=	unless otherwise specified in the applicable pricing supplement, each note will have a face amount equal to $1,000, or integral multiples thereof in excess of $1,000

upside participation rate	=	a positive percentage specified in the applicable pricing supplement, which could be greater than, equal to or less than 100%

underlier return	=	final underlier level – initial underlier level	, expressed as a percentage
initial underlier level

initial underlier level	=	as specified in the applicable pricing supplement

final underlier level	=	the closing level of the underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

closing level	=	unless otherwise specified in the applicable pricing supplement, as described in the applicable general terms supplement, subject to adjustment, if applicable, as described under “General Terms of the Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-39

level of the underlier	=	unless otherwise specified in the applicable pricing supplement, as described in the applicable general terms supplement, subject to adjustment as described in the applicable general terms supplement and, if applicable, “General Terms of the Underlier-Linked Trigger Notes — Payment of Principal on Stated Maturity Date — Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” on page S-39

trigger event	=	unless otherwise specified in the applicable pricing supplement, (a) for notes with continuous monitoring, the level of the underlier has declined, as compared to the initial underlier level, by more than the trigger buffer amount during the measurement period, (b) for notes with closing level monitoring, the closing level of the underlier has declined, as compared to the initial underlier level, by more than the trigger buffer amount during the measurement period and/or (c) for notes without a measurement period or with averaging dates, the final underlier level has declined, as compared to the initial underlier level, by more than the trigger buffer amount.

trigger buffer amount	=	a positive percentage specified in the applicable pricing supplement

contingent minimum return	=	a percentage specified in the applicable pricing supplement

supplemental amount	=	zero, unless a positive percentage is specified in the applicable pricing supplement and where,

stated maturity date	=	the date specified in the applicable pricing supplement, subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

determination date	=	the date specified in the applicable pricing supplement or, if the applicable pricing supplement specifies averaging dates, the date of the last averaging date for the notes, in each case subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

averaging dates	=	the dates, if any, that may be specified in the applicable pricing supplement, each subject to postponement as described in the applicable general terms supplement or as provided in the applicable pricing supplement

measurement period	=	if specified in the applicable pricing supplement, each trading day or a set of predetermined trading dates specified in the applicable pricing supplement

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

For notes linked to a basket of underliers, if a trigger event occurs and the final basket level is greater than the initial basket level, the cash settlement amount will be calculated as follows:

    cash settlement amount  =  face amount  +  (face amount  ×  upside participation rate  ×  (basket return plus supplemental amount, if any))

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, and if a trigger event occurs and the final basket level is less than or equal to the initial basket level, the cash settlement amount will be calculated as follows:

    cash settlement amount  =  face amount  +  (face amount  ×  (basket return plus supplemental amount, if any))

and if a trigger event does not occur, the cash settlement amount will be calculated as follows:

cash settlement amount  =  the greater of:

(a) face amount  +  (face amount  ×  upside participation rate  ×  basket return), or

(b) face amount  +  (face amount  ×  contingent minimum return)

, provided that the cash settlement amount will be subject to the cap level, as described under “— Cash Settlement Amount for Notes Subject to a Cap Level” below, if one is specified in the applicable pricing supplement, where,

initial basket level	=	a positive amount specified in the applicable pricing supplement, which is expected to equal 100

weighting percentage	=	for each basket underlier, the applicable percentage weight of such basket underlier within the basket of underliers, as set forth in the applicable pricing supplement for your notes; the sum of the weighting percentages of all basket underliers will equal 100%

weighting multiplier	=	for each basket underlier, a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier; the weighting multipliers will remain constant for the life of the notes, except in limited circumstances as described in the applicable general terms supplement

basket closing level	=	unless otherwise specified in the applicable pricing supplement, for any given trading day, the sum of the products, as calculated for each basket underlier, of the closing level for each basket underlier on such trading day multiplied by the weighting multiplier for each such basket underlier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes

With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below for example, in the case of notes linked to the value of a basket of three underliers, A, B and C, the basket closing level on a given trading day will be calculated as follows:

Closing Level of Basket Underlier	Weighting Multiplier

( closing level of Underlier A on such trading day	×	weighting multiplier for Underlier A )

+

( closing level of Underlier B on such trading day	×	weighting multiplier for Underlier B )

+

( closing level of Underlier C on such trading day	×	weighting multiplier for Underlier C )

final basket level	=	the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, in each case except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

basket return	=	final basket level – initial basket level	, expressed as a percentage
initial basket level

trigger event	=	unless otherwise specified in the applicable pricing supplement, the basket closing level or final basket level, as applicable, has declined, as compared to the initial basket level, by more than the trigger buffer amount during the measurement period, if applicable and where,

“face amount”, “upside participation rate”, “closing level”, “supplemental amount”, “contingent minimum return”, “trigger buffer amount”, “measurement period”, “stated maturity date”, “determination date” and “averaging dates” are as defined under “— Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” above.

Cash Settlement Amount for Notes Subject to a Cap Level

The applicable pricing supplement may specify a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier level or the initial basket level, as applicable.

Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier

The cash settlement amount will equal the lesser of the following:

•	the cash settlement amount calculated as described under “— Cash Settlement Amount — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier”; and

•	the maximum settlement amount

where,

maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:

face amount	+	(face amount × upside participation rate	×	cap level – initial underlier level	)
initial underlier level

Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers

The cash settlement amount will equal the lesser of the following:

•	the cash settlement amount calculated as described under “— Cash Settlement Amount — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers”; and

•	the maximum settlement amount

where,

maximum settlement amount	=	an amount greater than the face amount of each of your notes, as specified in the applicable pricing supplement, and which is expected to equal the following:

face amount	+	(face amount × upside participation rate	×	cap level – initial basket level	)
initial basket level

Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are

Adjusted to Reflect Their U.S. Dollar Value

The applicable pricing supplement may specify underliers that are not denominated in U.S. dollars and that are adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so specifies, for the underlier or each applicable underlier in the basket, the closing level of the underlier or each applicable basket underlier will be adjusted to reflect the U.S. dollar value of the underlier or each applicable basket underlier using the applicable exchange rate specified in the applicable pricing supplement.

In such case, the cash settlement amount will be calculated as described under “— Cash Settlement Amount — Calculation of Cash Settlement Amount for Notes Linked to a Single Underlier” and “— Cash Settlement Amount — Calculation of Cash Settlement Amount for Notes Linked to a Basket of Underliers” above and the following definitions may apply to your notes if specified in the applicable pricing supplement:

adjusted closing level	=	with respect to the underlier or each basket underlier on any trading day, the closing level of the underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier on such trading day, as determined by the calculation agent

exchange rate	=	with respect to the underlier or each basket underlier on any trading day, as specified in the applicable pricing supplement

initial underlier level	=	with respect to the underlier or each basket underlier, as specified in the applicable pricing supplement

final underlier level	=	with respect to the underlier or each basket underlier, the adjusted closing level of such underlier or basket underlier on the determination date, or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing level of the underlier on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement

basket closing level	=	for any given trading day, the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier on such trading day multiplied by the weighting multiplier for such basket underlier

Averaging Dates

If specified in the applicable pricing supplement, the final underlier or basket level will be based on the arithmetic average of the closing levels (or the adjusted closing levels, if applicable) of the relevant underlier or the basket closing levels on each of the specified averaging dates, except in limited circumstances described in the applicable general terms supplement and subject to adjustment as provided in the applicable general terms supplement.

Underliers

For a description of certain underliers to which the notes may be linked, see the applicable general terms supplement. Any other underlier or underliers to which the notes may be linked will be described in the applicable pricing supplement.

Interest

The notes may pay interest, if any, at a fixed rate or a floating rate, which will be specified in the applicable pricing supplement. If the notes pay interest, such interest will be paid on the interest payment dates specified in the applicable pricing supplement.

Other Terms of the Notes

•	The notes will not be listed on any securities exchange or interdealer quotation system, unless specified otherwise in the applicable pricing supplement.

•	You will not have the right to present the notes to us for repayment prior to maturity, unless specified otherwise in the applicable pricing supplement.

•	The notes may be issued at a discount or a premium to their stated principal amount.

•	We may sell additional notes after the date of the applicable pricing supplement at issue prices, underwriting discounts and net proceeds that differ from the amounts specified in the applicable pricing supplement.

•	We may from time to time, without your consent, issue additional underlier-linked trigger notes having the same terms as certain underlier-linked trigger notes previously issued.

Our Redemption Right

If so specified in the applicable pricing supplement, we will have the option to redeem all or part of your notes on the redemption date(s) or under the circumstances specified in the applicable pricing supplement. If we decide to redeem your notes, we will:

•	send a notice of redemption to the holder of your notes and the trustee announcing that we have decided to redeem the notes;

•	specify in the notice of redemption the redemption price that we will pay you in exchange for each of your notes, which will be set forth in the applicable pricing supplement; and

•	specify in the notice of redemption the redemption date when your notes will be so redeemed; the redemption date will be on or after the initial redemption date specified in the applicable pricing supplement and, unless otherwise specified in the applicable pricing supplement, at least 30 but no more than 60 calendar days after the date the notice of redemption is given.

In addition, if so specified in the applicable pricing supplement, our option to redeem your notes may be conditioned upon the closing level (or the adjusted closing level, if applicable) of the applicable underlier or the basket closing level being higher or lower than the trigger buffer amount specified in the applicable pricing supplement. For more detail on such price dependent redemption right, see the applicable general terms supplement.

Calculation Agent

GS&Co. is appointed as the initial calculation agent for the underlier-linked trigger notes as of the date of this product supplement no. 1,740. We may appoint a different entity as the calculation agent for your notes or change the calculation agent for your notes without notice to the holders, and GS&Co. may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp. The calculation agent will make all determinations regarding the interest payments, if applicable; the final underlier or basket level; the underlier or basket return; whether a trigger event has occurred; market disruption events; successor underliers; exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding, without any liability on the part of the calculation agent.

What About Taxes?

The U.S. federal income tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental Discussion of Federal Income Tax Consequences” on page S-43.

Pursuant to the terms of the notes, GS Finance Corp. and you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear interest) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss recognized upon the sale, exchange, redemption or maturity of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive upon the sale, exchange or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a U.S. alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear interest, we intend to withhold on the interest payments on your notes at a 30% rate.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as your notes and it is possible that any future guidance could adversely affect the tax treatment and the value of your notes. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth above and in “Supplemental Discussion of Federal Income Tax Consequences” on page S-43 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007 that, if enacted, would have required holders that acquired instruments such as your notes after the bill is enacted to accrue interest income over the term of such instruments even if there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 1,740 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

You should consult your tax advisor regarding the U.S. federal, state and local and other tax consequences of owning and disposing of the notes in your particular circumstances.

HYPOTHETICAL RETURNS ON THE UNDERLIER-LINKED TRIGGER NOTES

The following examples, tables and charts are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and are intended merely to illustrate hypothetical cash settlement amounts at maturity, assuming all other variables described below remain constant, for a range of underlier or basket performances as they relate to hypothetical issuances of notes linked to a single underlier and notes linked to a basket of underliers.

The information in the examples, tables and charts below reflects hypothetical rates of return on the notes assuming that they are purchased on the original issue date and held to the stated maturity date. If you sell your notes prior to the stated maturity date, your return will depend upon the market value of your notes at the time of sale, which may be affected by a number of factors that are not reflected in the examples, tables and charts below such as prevailing interest rates and the volatility of the underlier or basket of underliers, as applicable. For more information on the value of your notes in the secondary market; see “Additional Risk Factors Specific to the Underlier-Linked Trigger Notes — The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

No one can predict what the level of the applicable underlier or basket of underliers will be during the measurement period or on the determination date or any of the averaging dates, as applicable, for your notes. The underliers described in the applicable general terms supplement have been highly volatile — meaning that their levels have changed substantially in relatively short periods — in the past and their performance cannot be predicted for the future. In addition, any rate of return you may earn on your investment in the notes may be lower than that which you could earn on a comparable investment in the underlier stocks of the underlier or underliers to which your notes are linked. Among other things, the return on your notes will not reflect any dividends that may be paid on the underlier stocks, as applicable. Also, the hypothetical examples shown below do not take into account the effects of applicable taxes, see “Additional Risk Factors Specific to the Underlier-Linked Trigger Notes — The Tax Consequences of an Investment in Your Notes Are Uncertain” below.

The following examples, tables and charts do not reflect interest payments, if any, that may be payable on your notes. We have assumed for the purposes of these examples, tables and charts below that there is no change in or affecting the composition of any underlier or the method by which the relevant underlier is calculated, that there is no change in the relative weighting of any underlier stock for a particular underlier, and that no market disruption event occurs with respect to any underlier (including any applicable exchange rate). In addition, except as specified below, we have assumed for the purposes of these examples, tables and charts below that there are no foreign currency adjustments affecting the closing level of the underlier for any underlier.

For these reasons, the actual performance of the applicable underlier or basket of underliers over the life of your notes, as well as the amount payable at maturity, may bear little relation to the hypothetical examples shown below.

The initial underlier or basket level, the upside participation rate, the trigger buffer amount, the cap level, the maximum settlement amount, the contingent minimum return, the supplemental amount, the exchange rates, the stated maturity date, the determination date, the averaging dates and the weighting multipliers, as applicable, that will apply to your notes will be set forth in a pricing supplement prepared specifically for the notes you purchase.

Notes Linked to a Single Underlier Without Averaging Dates

Examples for the Case Where a Trigger Event Occurs

If a trigger event occurs, the cash settlement amount will depend on whether the final underlier level is greater than, equal to or less than the initial underlier level. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return plus the supplemental amount, if any, subject to the cap level, if applicable. The underlier return is the percentage, if any, by which the final underlier level exceeds the initial underlier level. Accordingly, if a trigger event occurs and the final underlier level is greater than the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount of a note + (face amount of a note × upside participation rate × (underlier return plus supplemental amount, if any))

However, if the applicable pricing supplement specifies a cap level for your notes, the amount payable at maturity per each note will be limited to the lesser of (i) the cash settlement amount calculated as described in the immediately preceding paragraph and (ii) the maximum settlement amount, calculated as follows:

face amount of a note + (face amount of a note × upside participation rate ×

cap level – initial underlier level	)
initial underlier level

If a trigger event occurs and the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be calculated on the determination date (examples of which are provided below) and will equal the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the underlier return plus the supplemental amount, if any. Accordingly, if a trigger event occurs and the final underlier level is less than or equal to the initial underlier level, the amount payable at maturity per each note will be as follows:

face amount of a note  +  (face amount of a note × (underlier return plus supplemental amount, if any))

The hypothetical examples presented below show how the amount payable on the notes is calculated when a trigger event occurs, based on key terms and assumptions set forth below. In all cases where a trigger event occurs, the contingent minimum amount will not be applicable.

Example 1: The final underlier level is greater than the initial underlier level and there is no supplemental amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	0%
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount = $1,000 +	($1,000 × 130%	×	1,500 – 1,000)	=	$1,650
1,000

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $1,650. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the underlier level from the trade date to the determination date.

The table below illustrates the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is greater than the hypothetical percentage return on the underlier by 30% due to the upside participation rate of 130%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$4,900	390.00%
200%	3,000	$1,000	$3,600	260.00%
150%	2,500	$1,000	$2,950	195.00%
100%	2,000	$1,000	$2,300	130.00%
75%	1,750	$1,000	$1,975	97.50%
50%	1,500	$1,000	$1,650	65.00%
25%	1,250	$1,000	$1,325	32.50%
20%	1,200	$1,000	$1,260	26.00%
10%	1,100	$1,000	$1,130	13.00%

Example 2: The final underlier level is less than the initial underlier level and there is a supplemental amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	800
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	2%
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount = $1,000 +	($1,000 × (	800 – 1,000	+ .02 ))	=	$820
1,000

In the example above, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, or $820. Because the final underlier level is less than the initial underlier level, the upside participation rate will not apply and your return on the notes will be less than the amount you invested.

The table below illustrates the hypothetical return on each note for the specified final underlier levels that are less than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
-10%	900	$1,000	$920	-8.00%
-20%	800	$1,000	$820	-18.00%
-30%	700	$1,000	$720	-28.00%
-40%	600	$1,000	$620	-38.00%
-50%	500	$1,000	$520	-48.00%
-60%	400	$1,000	$420	-58.00%
-70%	300	$1,000	$320	-68.00%
-80%	200	$1,000	$220	-78.00%
-90%	100	$1,000	$120	-88.00%
-100%	0	$1,000	$20	-98.00%

Example 3: The final underlier level is greater than the initial underlier level, the cap level is applicable and there is no supplemental amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,200
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390

Cash settlement amount calculated without regard to the cap level	= $1,000 +	($1,000 × 130%	×	1,200 – 1,000)	=	$1,260
1,000

Maximum settlement amount	= $1,000 +	($1,000 × 130%	×	1,300 – 1,000)	=	$1,390
1,000

In the example above, the cash settlement amount calculated without regard to the cap level is less than the maximum settlement amount. Therefore, the cash settlement amount will equal the cash settlement amount calculated without regard to the cap level, or $1,260. Because the final underlier level is less than the cap level, the return on your notes is not limited by the cap level.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390

Cash settlement amount calculated without regard to the cap level	= $1,000 +	($1,000 × 130%	×	1,500 – 1,000)	=	$1,650
1,000

Maximum settlement amount	= $1,000 +	($1,000 × 130%	×	1,300 – 1,000)	=	$1,390
1,000

In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390

The table below illustrates the effect of the assumed cap level of 130%, the assumed maximum settlement amount of $1,390 and the assumed upside participation rate of 130% on the hypothetical return on each note for the specified final underlier levels that are greater than the initial underlier level. However, the table below does not cover the complete range of possible amounts payable on the stated maturity date. The hypothetical percentage return on a note is capped at 39% regardless of the hypothetical percentage returns on the underlier that exceed 39%, due to the cap level of 130%, the maximum settlement amount of $1,390 and the upside participation rate of 130%.

Hypothetical Percentage Return on Underlier	Hypothetical Final Underlier Level	Face Amount	Hypothetical Cash Settlement Amount	Hypothetical Percentage Return on $1,000 Note
300%	4,000	$1,000	$1,390	39.00%
200%	3,000	$1,000	$1,390	39.00%
150%	2,500	$1,000	$1,390	39.00%
100%	2,000	$1,000	$1,390	39.00%
75%	1,750	$1,000	$1,390	39.00%
50%	1,500	$1,000	$1,390	39.00%
30%	1,300	$1,000	$1,390	39.00%
25%	1,250	$1,000	$1,325	32.50%
20%	1,200	$1,000	$1,260	26.00%
10%	1,100	$1,000	$1,130	13.00%

If a cap level applies to your notes, the appreciation potential of the notes will be limited by the maximum settlement amount even if the final underlier level would otherwise imply a much higher return on your notes. Therefore, your return may be less than the return you would have otherwise received if you had invested directly in the underlier or the underlier stocks of the underlier.

Examples for the Case Where a Trigger Event Does Not Occur

If a trigger event does not occur, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the greater of (a) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the underlier return, subject to the cap level, if applicable or (b) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return, which will be a percentage specified in the applicable pricing supplement. Thus, even if the final underlier level is equal to or less than the initial underlier level, you will receive a return on your notes equal to the contingent minimum return. Accordingly, if a trigger event does not occur, the amount payable at maturity per each note will be the greater of:

face amount of a note + (face amount of a note × upside participation rate × underlier return), or face amount of a note + (face amount of a note × contingent minimum return)

Example 4: The underlier return is less than the contingent minimum return.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	900
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount calculated without regard to the contingent minimum return	= $1,000 +	($1,000 ×	900 – 1,000 1,000)	= $900

Cash settlement amount calculated using the contingent minimum return	=	$1,000 + ($1,000 × 3%)	= $1,030

In the example above, since the underlier return of -10% is less than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,030.

Example 5: The underlier return is greater than the contingent minimum return.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,200
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Cash settlement amount	= $1,000 +	($1,000 × 130% ×	1,200 – 1,000 1,000)	= $1,260

In the example above, since the underlier return is greater than the contingent minimum return of 3%, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will in turn equal $1,260.

Example 6: The underlier return is greater than the contingent minimum return and a cap level applies.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier level:	1,000
Hypothetical final underlier level:	1,500
Hypothetical upside participation rate:	130%
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	15%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	130%
Hypothetical maximum settlement amount:	$1,390

Cash settlement amount calculated without regard to the cap level	= $1,000 +	($1,000 × 130%	×	1,500 – 1,000)	=	$1,650
1,000

Maximum settlement amount	= $1,000 +	($1,000 × 130%	×	1,300 – 1,000)	=	$1,390
1,000

In the example above, the cash settlement amount calculated without regard to the cap level is greater than the maximum settlement amount. Therefore, the cash settlement amount will equal the maximum settlement amount, or $1,390. Because the final underlier level is greater than the cap level, the return on your notes is capped based on the maximum settlement amount.

Charts Illustrating the Relationship of the Hypothetical Cash Settlement Amounts and the Hypothetical Final Underlier Levels When a Trigger Event Occurs or Does Not Occur

The following charts are graphical illustrations of hypothetical cash settlement amounts (expressed as a percentage of the face amount of a note) that we would deliver to the holder of your notes on the stated maturity date, if the final underlier level (expressed as a percentage of the initial underlier level) were any of the hypothetical levels shown on the horizontal axis and whether a trigger event occurs, based on the assumptions noted below. However, the charts below do not cover the complete range of the relationships between possible cash settlement amounts and final underlier levels on the stated maturity date.

Chart 1:  A trigger event occurs, the upside participation rate is greater than 100% and no cap level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note on a leveraged basis (the section above the 100% marker on the vertical axis).

Chart 2: A trigger event occurs; the upside participation rate is 100% and a cap level is specified.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is less than 100% of the face amount of a note (the section below the 100% marker on the vertical axis) and, accordingly, in a loss of principal to the holder of the notes. On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) but less than the cap level (the section left of the “Cap Level” marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the upside participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels when the final underlier level is between the initial underlier level and the cap level. In addition, any hypothetical final underlier level that is greater than or equal to the cap level (the section on or right of the “Cap Level” marker on the horizontal axis) would result in a capped hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the line perpendicular to the horizontal axis that is right of the “Cap Level” marker on the horizontal axis).

Chart 3:	A trigger event does not occur; the upside participation rate is less than 100%, no cap level is specified and the contingent minimum return is 3%.

The chart above shows that any hypothetical final underlier level that is less than 103% of the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the face amount of a note plus the face amount of a note multiplied by the contingent minimum return of 3% (the line perpendicular to the horizontal axis that is left of the 103% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than or equal to 103% of the initial underlier level (the section on and right of the 103% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than or equal to 103% of the face amount of a note (the section on or above the 103% marker on the vertical axis). Since the upside participation rate is less than 100%, the rate of increase in the hypothetical cash settlement amounts will be less than the rate of increase in the final underlier levels.

Chart 4:	A trigger event does not occur; the upside participation rate is equal to 100%, no cap level is specified and the contingent minimum return is 0%.

The chart above shows that any hypothetical final underlier level that is less than the initial underlier level (the section left of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is equal to the face amount of a note (the horizontal line to the left of the 100% marker on the horizontal axis). On the other hand, any hypothetical final underlier level that is greater than the initial underlier level (the section right of the 100% marker on the horizontal axis) would result in a hypothetical cash settlement amount that is greater than 100% of the face amount of a note (the section above the 100% marker on the vertical axis). Since the upside participation rate equals 100%, the rate of increase in the hypothetical cash settlement amounts equals the rate of increase in the final underlier levels.

Notes Linked to a Basket of Underliers Without Averaging Dates

If a trigger event occurs and the final basket level is greater than the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the basket return plus the supplemental amount, if any, subject to the cap level if applicable. If a trigger event occurs and the final underlier level is less than or equal to the initial underlier level, on the stated maturity date for each of your notes you will receive a cash settlement amount equal to the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the basket return plus the supplemental amount, if any. The basket return is the percentage, if any, by which the final basket level exceeds the initial basket level. If the final basket level is less than or equal to the initial basket level, on the stated maturity date for each of your notes you will receive a cash settlement amount that is less than or equal to the face amount of each of your notes.

If a trigger event does not occur, on the stated maturity date for each note you will receive a cash settlement amount equal to the greater of (a) sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the upside participation rate times (iii) the basket return, subject to the cap level, if applicable or (b) the sum of the face amount of each of your notes plus the product of (i) the face amount of each of your notes times (ii) the contingent minimum return, which will be a percentage specified in the applicable pricing supplement. Accordingly, even if the final basket level is equal to or less than the initial basket level, you will receive a return on your notes equal to the contingent minimum return.

The tables under “— Notes Linked to a Single Underlier Without Averaging Dates” can also be used to illustrate the hypothetical amount payable at maturity on each note for a range of hypothetical percentage changes in the closing levels of the basket underliers. However, it is important to understand that the basket returns are based on the weighted returns of each underlier included in the basket, which can offset one another. The following examples assume an initial basket level of 100.

Example 7: A trigger event occurs and all basket underliers have a positive return.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical upside participation rate:	130%
Hypothetical trigger buffer amount:	15%
Hypothetical supplemental amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

Basket Underlier	Hypothetical Initial Basket Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Basket Underlier Level	Hypothetical Basket Underlier Return	Final Basket Underlier Level × Weighting Multiplier
Underlier A	200	33.34%	0.1667	220	10%	36.674
Underlier B	800	33.36%	0.0417	880	10%	36.696
Underlier C	1,500	33.30%	0.0222	1,650	10%	36.630
					Final Basket Level:	110
					Basket Return:	10%

The final basket level is the sum of the products, as calculated for each basket underlier, of the applicable final underlier level times the corresponding weighting multiplier. The basket return is the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level, expressed as a percentage. Assuming that no cap level or supplemental amount is specified and that a hypothetical upside participation rate of 130% is applicable, the cash settlement amount is calculated as follows:

Cash settlement amount = $1,000 + ($1,000 × 130% × 10%) = $1,130

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $1,130. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.

Example 8: A trigger event occurs and mixed returns of basket underliers are applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical trigger buffer amount:	15%
Hypothetical upside participation rate:	100%
Hypothetical supplemental amount:	2%
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

Basket Underlier	Hypothetical Initial Basket Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Basket Underlier Level	Hypothetical Basket Underlier Return	Final Basket Underlier Level × Weighting Multiplier
Underlier A	200	50%	0.25000	120	-40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1,500	25%	0.01667	1,600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

The basket return in this example is -17.08%. Assuming a supplemental amount of 2%, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount	= $1,000 + ($1,000 × (– 17.08% + 2%)) = $849.20

In the example above, since the final basket level of 82.92 is less than the initial basket level of 100, the amount payable at maturity per $1,000 face amount will equal the cash settlement amount, which will be less than the $1,000 face amount.

Example 9: A trigger event does not occur and mixed returns of basket underliers are applicable.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial basket level:	100
Hypothetical supplemental amount:	2%
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	100%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

In the table below, two of the three basket underliers have a positive underlier return, but these positive returns are offset by a negative return of the basket underlier with the greatest weighting percentage in the basket.

Basket underlier	Hypothetical Initial Underlier Level	Hypothetical Weighting Percentage	Hypothetical Weighting Multiplier	Hypothetical Final Underlier level	Hypothetical Underlier Return	Final Underlier level × Weighting Multiplier
Underlier A	200	50%	0.25000	120	-40.00%	30.00
Underlier B	800	25%	0.03125	840	5.00%	26.25
Underlier C	1,500	25%	0.01667	1,600	6.67%	26.67
					Final Basket Level:	82.92
					Basket Return:	-17.08%

Cash settlement amount calculated without regard to contingent minimum return	= $1,000 + ($1,000 × (– 17.08% + 2%)) = $849.20

Cash settlement amount calculated using contingent minimum return	= $1,000 + ($1,000 × 3%) = $1,030

In the example above, even though the final basket level of 82.92 is less than the initial basket level of 100, since a trigger event did not occur, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount plus the $1,000 face amount multiplied by the contingent minimum return, which is an amount equal to $1,030.

To see how a cap level or averaging dates affects the calculation of the amount payable at maturity for notes linked to a basket of underliers, please refer to the relevant examples described in “— Notes Linked to a Single Underlier Without Averaging Dates” above and “— Notes With Averaging Dates” below, respectively, which would also apply to notes linked to a basket of underliers.

Notes Linked to Underliers Denominated in Non-U.S. Dollars

If your notes are linked to an underlier or basket underlier denominated in non-U.S. dollars and if specified in the applicable pricing supplement, the closing level of such underlier or basket underlier will be converted into U.S. dollars using the exchange rate specified in the applicable pricing supplement.

Example 10: A trigger event occurs; all basket underliers have positive returns and all underlying currencies remain constant versus the U.S. dollar.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

In the table below, the closing level of each basket underlier on the determination date is greater than the closing level of such basket underlier on the trade date. Because the exchange rates for each basket underlier on the trade date and the determination date are equal, these positive returns are not adjusted to reflect any change in the underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Basket Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Basket Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Basket Underlier Level	Hypothetical Basket Underlier Return	Final Basket Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	1	400	100%	40
Underlier B	800	1	40.00%	0.05	1,600	1	1,600	100%	80
Underlier C	1,600	1	40.00%	0.025	3,200	1	3,200	100%	80
								Initial Basket Level	100
								Final Basket Level	200
								Basket Return	100%

The final basket underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such basket underlier converted into U.S. dollars using the exchange rate for such basket underlier on the determination date. Because the exchange rate for each basket underlier on the trade date and the determination date are equal, the return on the notes will not be affected by converting the basket underlier level into U.S. dollars.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final basket underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 200. The basket return will be calculated as the quotient of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level. The basket return in this example is 100%. Assuming that there is no cap level and that the upside participation rate is 130%, the amount payable at maturity per $1,000 face amount of your notes will be the cash settlement amount, which will be calculated as follows:

Cash settlement amount	= $1,000 + ($1,000 × 130% × 100%) = $2,300

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the cash settlement amount, $2,300. Because the upside participation rate is greater than 100%, the return on your notes is greater than the rate of increase in the basket closing level from the trade date to the determination date.

Example 11:	A trigger event occurs; all basket underliers have positive returns but are offset by declines in the U.S. dollar value of the underlying currencies.

Key Terms and Assumptions
Face amount of a note:	$1,000
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

In the table below, the closing level of each basket underlier on the determination date is greater than its closing level on the trade date, but these positive returns are offset by a decline in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Basket Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Basket Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Basket Underlier Level	Hypothetical Basket Underlier Return	Final Basket Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	400	0.5	200	0%	20
Underlier B	800	1	40.00%	0.05	1,600	0.5	800	0%	40
Underlier C	1,600	1	40.00%	0.025	3,200	0.5	1,600	0%	40
								Initial Basket Level	100
								Final Basket Level	100
								Basket Return	0%

The final basket underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such basket underlier converted into U.S. dollars using the exchange rate for such basket underlier. Because the decline in the value of the currencies in which the basket underliers are denominated against the U.S. dollar offsets the increase in the closing levels of the basket underliers, the cash settlement amount will be equal to the face amount of the note.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final basket underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. The final basket level in this example is 100. The basket return will be calculated as the quotient of (i) the final basket level of 100 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

Basket return =	100 – 100	= 0
100

The 0% basket return will then be used to calculate the cash settlement amount as follows:

Cash settlement amount	= $1,000 + ($1,000 × 130% × 0%) = $1,000

Therefore, in this example, the hypothetical amount payable at maturity per note will equal the face amount of your notes, or $1,000, even though the level of each basket underlier increased greatly over the life of the notes.

Example 12: A trigger event does not occur; all basket underliers have negative returns and are not offset by increases in the U.S. dollar value of the underlying currencies.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical supplemental amount:	n/a
Hypothetical trigger buffer amount:	20%
Hypothetical upside participation rate:	130%
Hypothetical contingent minimum return:	3%
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

In the table below, the closing level of each basket underlier on the determination date is less than its closing level on the trade date, and these negative returns are not offset by an increase in the U.S. dollar value of the applicable underlying currencies. All exchange rates are expressed as the U.S. dollar value of one unit of the non-U.S. dollar currency of the applicable basket underlier.

Basket Underlier	Hypothetical Closing Level of the Basket Underlier on the Trade Date	Hypothetical Exchange Rate for Basket Underlier on the Trade Date	Hypothetical Weighting Percentage of Basket Underlier	Hypothetical Weighting Multiplier	Hypothetical Closing Level of the Basket Underlier on the Determination Date	Hypothetical Exchange Rate for Basket Underlier on the Determination Date	Hypothetical Final Basket Underlier Level	Hypothetical Basket Underlier Return	Final Basket Underlier Level × Weighting Multiplier
Underlier A	200	1	20.00%	0.10	175	1.1	192.5	-3.75%	19.25
Underlier B	800	1	40.00%	0.05	700	1.15	805	0.63%	40.25
Underlier C	1,600	1	40.00%	0.025	1,250	1.2	1,500	-6.25%	37.50
								Initial Basket Level	100
								Final Basket Level	97
								Basket Return	-3%

The final basket underlier level of each basket underlier will be determined by calculating the adjusted closing level of each basket underlier on the determination date. The adjusted closing level of each basket underlier will be calculated by the calculation agent as the closing level of such basket underlier converted into U.S. dollars using the exchange rate for such basket underlier. Because the increases in the value of the currencies in which the basket underliers are denominated against the U.S. dollar do not offset the decreases in the closing levels of the basket underliers, the amount payable at maturity per $1,000 face amount will equal the $1,000 face amount plus the $1,000 face amount multiplied by the contingent minimum return.

The final basket level will be calculated as the sum of the products, as calculated for each basket underlier, of the final basket underlier level for such basket underlier multiplied by the weighting multiplier for such basket underlier. In this example, because the increases in the value of the currencies in which the basket underliers are denominated against the U.S. dollar do not offset the decreases in the closing levels of the basket underliers, the final basket level is less than the initial basket level. The final basket level in this example is 97. The basket return will be calculated as the quotient of (i) the final basket level of 97 minus the initial basket level of 100, divided by (ii) the initial basket level of 100, as follows:

Basket return =	97 – 100	= – 3%
100

Since the basket return of -3% is less than the contingent minimum return of 3%, the cash settlement amount will be calculated as follows:

Cash settlement amount = $1,000 + ($1,000 × 3%) = $1,030

Therefore, in this example, the hypothetical amount payable at maturity per note will equal $1,030.

Notes With Averaging Dates

In the case of notes with averaging dates, the cash settlement amount, if any, will be based on the final underlier or basket level, which will equal the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or the basket closing levels on each of the averaging dates (four in the examples below) specified in the applicable pricing supplement. Because the value of the underlier or basket of underliers may be subject to significant fluctuations over the period covered by the averaging dates, it is not possible to present a chart or table illustrating the complete range of possible cash settlement amounts on the stated maturity date. The examples of the hypothetical cash settlement amount calculations that follow are intended to illustrate the effect of general trends in the closing levels of the underlier or the basket closing levels over such period on the amount payable to you at maturity. However, the underlier or basket of underliers may not increase or decrease over such period in accordance with any of the trends depicted by the hypothetical examples below.

Example 13: A trigger event occurs and four averaging dates are specified.

Key Terms and Assumptions

Face amount of a note:	$1,000
Hypothetical initial underlier/basket level:	100
Hypothetical upside participation rate:	110%
Hypothetical trigger buffer amount:	30%
Hypothetical supplemental amount:	n/a
Hypothetical contingent minimum return:	n/a
Hypothetical cap level:	n/a
Hypothetical maximum settlement amount:	n/a

The following four cases illustrate the amount payable at maturity on each note for a range of closing levels of an underlier or basket closing levels in a hypothetical issuance with four averaging dates and demonstrate the impact of basing the calculation of the cash settlement amount on the final underlier or basket level as determined over the averaging dates, assuming a face amount of $1,000, a hypothetical initial underlier or basket level of 100, and a hypothetical upside participation rate of 110%.

	Case 1	Case 2	Case 3	Case 4
	Closing Level	Closing Level	Closing Level	Closing Level
1st Averaging Date	130	110	130	95
2nd Averaging Date	140	100	140	90
3rd Averaging Date	150	90	120	85
Last Averaging Date	160	80	100	125
Hypothetical Final Underlier/Basket Level	145.00	95.00	122.50	98.75
Hypothetical Upside Participation Rate	110.00%	110.00%	110.00%	110.00%
Amount Payable at Maturity on a $1,000 Face Amount	$1,495.00	$950.00	$1,247.50	$987.50

•	In Case 1, the underlier or basket closing levels increase on each averaging date but, due to the averaging of the closing levels over the averaging dates, the final underlier or basket level of 145 is lower than the closing level of 160 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,495.00. The return on the notes at maturity represents a 49.50% increase above the $1,000 face amount, which is less than the simple underlier or basket return of 60% over the life of the notes.

•	In Case 2, the underlier or basket closing levels decrease on each averaging date. The averaging of the closing levels over the averaging dates results in a final underlier or basket level of 95, which is higher than the closing level of 80 on the last averaging date. Because the final underlier or basket level is less than the initial underlier/basket level of 100, the investor receives a cash settlement amount of approximately $950.00.

•	In Case 3, the underlier or basket closing levels reach a high of 140 on the second averaging date and decline on subsequent averaging dates. At maturity, the final underlier or basket level of 122.50 is higher than the closing level of 100 on the last averaging date. At maturity, for each note, the investor receives a cash settlement amount of $1,247.50. The return on the notes at maturity represents a 24.75% increase above the $1,000 face amount, even though the simple underlier or basket return over the life of the notes is 0%.

•	In Case 4, the underlier or basket closing levels decline on each of the first three averaging dates to a low of 85 and increase on the last averaging date. The final underlier or basket level of 98.75 is less than the closing level of 125.00 on the last averaging date. Because the final underlier or basket level is less than the initial underlier or basket level, the cash settlement amount equals $987.50. Although the simple underlier or basket return over the life of the notes is 25%, the investor will receive less than the $1,000 face amount for each note at maturity.

We cannot predict the actual final underlier level(s) or final basket level(s) for your notes or whether a trigger event will occur, nor can we predict the relationship between the underlier or basket level and the market value of your notes at any time prior to the stated maturity date. Furthermore, we cannot predict the actual currency exchange rate(s) (if applicable) with respect to any underlier, on any trading day, the determination date or on any averaging date. The actual amount that a holder of the notes will receive at maturity and the rate of return on the notes will depend on various terms we will set in the applicable pricing supplement and the actual final underlier level or final basket level (and exchange rate(s), if applicable) determined by the calculation agent as described above (and, in the case of the rate of return, the price at which you purchase your notes). Moreover, the assumptions on which the hypothetical returns are based may turn out to be inaccurate. Consequently, the amount of cash, if any, to be paid in respect of your notes on the stated maturity date may be very different from the information reflected in the examples above.

ADDITIONAL RISK FACTORS SPECIFIC TO THE UNDERLIER-LINKED TRIGGER NOTES

An investment in your notes is subject to the risks described below as well as the risks and considerations described in the applicable pricing supplement, the applicable general terms supplement, the accompanying prospectus supplement and the accompanying prospectus. Your notes are a riskier investment than ordinary debt securities. Also, your notes are not equivalent to investing directly in the underlier stocks, i.e., with respect to an equity index or exchange-traded fund to which your notes are linked, the stocks comprising such equity index or exchange-traded fund, as applicable. You should carefully consider whether the notes are suited to your particular circumstances.

You May Lose Your Entire Investment in the Notes

You can lose all or substantially all of your investment in the notes. Our cash payment on your notes on the stated maturity date will be based on whether a trigger event has occurred and on the performance of the applicable underlier or basket of underliers on the determination date or each of the averaging dates, as applicable, over its level on the trade date. If a trigger event occurs and the final underlier or basket level is less than the initial underlier or basket level, then you will lose 1% of the face amount of each of your notes for every 1% negative underlier or basket return. Thus, you may lose some or all of your investment in the notes.

Also, the market price of your notes prior to the stated maturity date may be significantly lower than the purchase price you pay for your notes. Consequently, if you sell your notes before the stated maturity date, you may receive far less than the amount of your investment in the notes.

If a Trigger Event Occurs and the Final Underlier or Basket Level is Less Than the Initial Underlier Level or Basket Level, You Will Be Exposed to Any Depreciation of the Underlier or Basket of Underliers

If a trigger event occurs (i.e., the level of the underlier, the closing level of the underlier, the basket closing level, the final underlier level or the final basket level, as applicable, has declined, as compared to the initial underlier or basket level, as applicable, by more than the trigger buffer amount during the measurement period, if applicable), you will receive a cash settlement amount at maturity that will reflect the performance of the underlier or basket of underliers, as applicable. If the underlier or basket return is a positive percentage (i.e., the final underlier or basket level is greater than the initial underlier or basket level), the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the upside participation rate times the underlier or basket return plus a supplemental amount, if any, subject to the cap level if specified in the applicable pricing supplement. In such a case, the cash settlement amount will be greater than the face amount of each of your notes. If, on the other hand, the underlier or basket return is a negative percentage (i.e., less than the initial level of such underlier or basket of underliers), the cash settlement amount will equal the face amount of each of your notes plus an additional amount equal to the product of the face amount of each of your notes times the negative underlier or basket return plus a supplemental amount, if any. The cash settlement amount will be less than the face amount of each of your notes (unless the supplemental amount, if any, causes a positive return) and could even be zero.

The Potential to Receive the Contingent Minimum Return May Terminate at Any Time During the Life of Your Notes

If the applicable pricing supplement specifies a measurement period, and if during such measurement period the level of the underlier, the closing level of the underlier or the basket closing level, as applicable, has declined, as compared to the initial underlier level or initial basket level, by more than the trigger buffer amount, you will not be entitled to the protection provided by the contingent minimum return specified in the applicable pricing supplement. If the applicable pricing supplement does not specify a measurement period, and if the final underlier level or final basket level has declined, as compared to the initial underlier level or initial basket level, by more than the trigger buffer amount, you will not be entitled to the protection provided by the contingent minimum return specified in the applicable pricing supplement. Under these circumstances, you will be fully exposed to any depreciation of the underlier or basket of underliers and you may lose some or all of your investment in the notes.

The Estimated Value of Your Notes At the Time the Terms of Your Notes Are Set On the Trade Date (as Determined By Reference to Pricing Models Used By GS&Co.) Will Be Less Than the Original Issue Price Of Your Notes

The original issue price for your notes will exceed the estimated value of your notes as of the time the terms of your notes are set on the trade date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the trade date is set forth on the cover of the applicable pricing supplement under “Estimated Value of Your Notes”; after the trade date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group, Inc., as guarantor, and other relevant factors. If specified in the applicable pricing supplement, the price at which GS&Co. would initially buy or sell your notes (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, will also exceed the estimated value of your notes as determined by reference to these models. If specified in the applicable pricing supplement, as agreed by GS&Co. and the distribution participants, this excess (i.e., the additional amount described in the applicable pricing supplement under “Estimated Value of Your Notes”) will decline to zero on a straight line basis over the period from the date thereof through the applicable date set forth on the cover of the applicable pricing supplement under “Estimated Value of Your Notes”. Thereafter, if GS&Co. buys or sells your notes it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your notes at any time also will reflect its then current bid and ask spread for similar sized trades of structured notes.

In estimating the value of your notes as of the time the terms of your notes are set on the trade date, as disclosed on the front cover of the applicable pricing supplement under “Estimated Value of Your Notes”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the notes. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your notes in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your notes determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” below.

The difference between the estimated value of your notes as of the time the terms of your notes are set on the trade date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the notes, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your notes. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured note with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your notes.

In addition to the factors discussed above, the value and quoted price of your notes at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the notes, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your notes, including the price you may receive for your notes in any market making transaction. To the extent that GS&Co. makes a market in the notes, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured notes (and, if applicable, subject to the declining excess amount described above).

Furthermore, if you sell your notes, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your notes in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your notes at any price and, in this regard, GS&Co. is not obligated to make a market in the notes. See “— Your Notes May Not Have an Active Trading Market” below.

The Potential for the Value of Your Notes to Increase May Be Limited

If the applicable pricing supplement specifies that your notes are subject to a cap level, your ability to participate in any change in the level of the underlier or basket of underliers over the life of the notes will be limited. If so specified, the maximum settlement amount will limit the amount in cash that you may receive for each of your notes at maturity, no matter how much the level of the underlier or basket of underliers, as applicable, may rise beyond the cap level over the life of the notes. Accordingly, the amount payable for each of your notes may be significantly less than it would have been had you invested directly in the underlier or basket of underliers.

In addition, if the upside participation rate specified in the applicable pricing supplement is less than 100% and at maturity the final underlier or basket level exceeds the initial underlier or basket level, the amount in cash you receive at maturity will be less than the amount you would have otherwise received if you invested directly in the underlier or basket of underliers. This is because an upside participation rate of less than 100% will have the effect of reducing your exposure to any positive underlier or basket returns.

Your Notes May Not Have an Active Trading Market

We do not expect your notes will be listed or displayed on any securities exchange or included in any interdealer market quotation system, and as a result there may be little or no secondary market for your notes. Even if a secondary market for your notes develops, it may not provide significant liquidity and we expect that transaction costs in any secondary market would be high. As a result, the difference between bid and asked prices for your notes in any secondary market could be substantial.

The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors

The following factors, among others, many of which are beyond our control, may influence the market value of your notes:

•	the volatility — i.e., the frequency and magnitude of changes — of the levels of the underlier or basket of underliers;

•	whether your notes are linked to a single underlier or a basket of underliers;

•	the level of the underlier or underliers to which your notes are linked, the trigger buffer amount, whether a trigger event occurs, the upside participation rate, the weighting multipliers, the cap level, the supplemental amount and/or the contingent minimum amount, as applicable;

•	the dividend rates of the underlier stocks;

•	economic, financial, regulatory, political, military and other events that affect stock markets generally and the underlier stocks, and which may affect the level of the underlier or the basket of underliers;

•	interest rates and yield rates in the market;

•	the time remaining until your notes mature; and

•	our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, and including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc., or changes in other credit measures.

These factors may influence the market value of your notes if you sell your notes before maturity, including the price you may receive for your notes in any market making transaction. If you sell your notes prior to maturity, you may receive less than the face amount of your notes. You cannot predict the future performance of the applicable underlier or basket of underliers based on their historical performance.

If the Levels of the Underlier or Basket of Underliers Change, the Market Value of Your Notes May Not Change in the Same Manner

Your notes may trade quite differently from the performance of the underlier or basket of underliers. Changes in the levels of the underlier or basket of underliers may not result in a comparable change in the market value of your notes. We discuss some of the reasons for this disparity under “— The Market Value of Your Notes May Be Influenced by Many Unpredictable Factors” above.

The Amount Payable on Your Notes May Be Linked to the Closing Levels of the Underlier or Basket of Underliers on a Specified Number of Averaging Dates

If specified in the applicable pricing supplement, the underlier or basket of underliers will be based on the arithmetic average of the closing levels (or adjusted closing levels, if applicable) of the underlier or basket of underliers, as applicable, on each of the specified averaging dates (each of which is subject to postponement in case of market disruption events or non-trading days), and therefore not the simple performance of the underlier or basket of underliers over the life of your notes. For example, if the closing level of a particular underlier or basket of underliers dramatically surged on the last of five averaging dates (in other words, the determination date), the amount payable for each of your notes may be significantly less than it would have been had the amount payable been linked only to the closing level of the underlier or basket of underliers on that last averaging date.

The Tax Consequences of an Investment in Your Notes Are Uncertain

The tax consequences of an investment in your notes are uncertain, both as to the timing and character of any inclusion in income in respect of your notes. We discuss these matters under “Supplemental Discussion of Federal Income Tax Consequences” below. Pursuant to the terms of the notes, GS Finance Corp. and you agree (in the absence of a change in law, an administrative determination or a judicial ruling to the contrary) to characterize each of your notes for all purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear interest) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. If your notes are so treated, it would be reasonable for you to treat any gain or loss you recognize upon the sale, exchange, redemption or maturity of your notes (excluding amounts attributable to interest) as capital gain or loss in an amount equal to the difference between the amount you receive upon the sale, exchange or redemption of your notes or on the stated maturity date and the amount you paid for your notes. Such gain or loss generally would be long-term capital gain or loss if you held your notes for more than one year. If you are a United States alien holder (as defined in “Supplemental Discussion of Federal Income Tax Consequences” below), and your notes bear interest, we intend to withhold on the interest payments on your notes at a 30% rate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your notes in your particular circumstances.

The Internal Revenue Service announced on December 7, 2007 that it is actively considering the proper federal tax treatment of financial instruments such as your notes and it is possible that any future guidance could adversely affect the tax treatment and the value of your notes. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth above and in “Supplemental Discussion of Federal Income Tax Consequences” on page S-43 unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate.

In addition, legislation was introduced in Congress in 2007, that, if enacted, would have required holders that acquired instruments such as your notes after the bill is enacted to accrue interest income over the term of such instruments even if there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or an identical bill will be enacted in the future and whether any such bill would affect the tax treatment of your notes.

The tax discussion herein addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 1,740 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement.

If you are a non-U.S. investor, please also read the section of this product supplement no. 1,740 called “Supplemental Discussion of Federal Income Tax Consequences.”

You are urged to consult your tax advisor regarding all aspects of the U.S. federal income tax consequences of investing in the notes as well as any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Certain Considerations for Insurance Companies and Employee Benefit Plans

Any insurance company or fiduciary of a pension plan or other employee benefit plan that is subject to the prohibited transaction rules of the Employee Retirement Income Security Act of 1974, as amended, which we call “ERISA”, or the Internal Revenue Code of 1986, as amended, including an IRA or a Keogh plan (or a governmental plan to which similar prohibitions apply), and that is considering purchasing the underlier-linked trigger notes with the assets of the insurance company or the assets of such a plan, should consult with its counsel regarding whether the purchase or holding of the underlier-linked trigger notes could become a “prohibited transaction” under ERISA, the Internal Revenue Code or any substantially similar prohibition in light of the representations a purchaser or holder in any of the above categories is deemed to make by purchasing and holding the underlier-linked trigger notes. This is discussed in more detail under “Employee Retirement Income Security Act” below.

GENERAL TERMS OF THE UNDERLIER-LINKED TRIGGER NOTES

In addition to the terms described on pages S-1 through S-9 of this product supplement no. 1,740, the following general terms will apply to the underlier-linked trigger notes:

Underlier, Basket Underlier, Underlier Sponsor and Underlier Stocks

In this product supplement no. 1,740, when we refer to an underlier, we mean the applicable underlier specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to a basket underlier, we mean the applicable underlier included in the basket specified in the applicable pricing supplement, or any successor underlier, as such underlier or successor underlier may be modified, replaced or adjusted from time to time as described in the applicable general terms supplement. When we refer to an underlier sponsor as of any time, we mean the entity, including any successor sponsor, that determines and publishes the applicable underlier or basket underlier as then in effect, if applicable. When we refer to the underlier stocks as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the stocks that comprise the applicable underlier or basket underlier, or any constituent underlier of such underlier or basket underlier, as then in effect, after giving effect to any additions, deletions or substitutions. If applicable, when we refer to constituent indices as of any time, except as otherwise stated herein or in any applicable pricing supplement hereto, we mean the component indices that may comprise the applicable underlier as then in effect, after giving effect to any additions, deletions or substitutions.

Payment of Principal on Stated Maturity Date

On the stated maturity date, we will exchange each of your notes for the cash settlement amount, if any, subject to any adjustments or modifications as described below.

Cash Settlement Amount

Notes Linked to a Single Underlier. If a trigger event occurs (i.e., the level of the underlier, the closing level of the underlier or final underlier level, as applicable, has declined, as compared to the initial underlier level, by more than the trigger buffer amount during the measurement period, if applicable), the cash settlement amount will depend on whether the final underlier level is greater than, equal to or less than the initial underlier level. If the final underlier level is greater than the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate times the underlier return plus the supplemental amount, if any, subject to adjustment as described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Single Underlier” below if the applicable pricing supplement specifies a cap level. If the underlier return is positive (i.e., the final underlier level is greater than the initial underlier level), the cash settlement amount will be greater than the face amount of each of your notes. If on the other hand, the final underlier level is less than or equal to the initial underlier level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the underlier return plus the supplemental amount, if any. If the underlier return is zero or negative (i.e., the final underlier level is equal to or less than the initial underlier level), the cash settlement amount will be equal to or less than the face amount of each of your notes, unless the supplemental amount, if any, causes a positive underlier return.

•	The trigger buffer amount will be specified in the applicable pricing supplement.

•	The upside participation rate will be a positive percentage, which may be greater than, equal to or less than 100%, specified in the applicable pricing supplement.

•	The underlier return will equal the result of (i) the final underlier level minus the initial underlier level divided by (ii) the initial underlier level, expressed as a percentage.

•	The final underlier level will equal the closing level of the underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the closing levels of the underlier on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement and, if applicable, “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•	The initial underlier level will be specified in the applicable pricing supplement.

•	The supplemental amount, if any, will be specified in the applicable pricing supplement.

•	The measurement period will be specified in the applicable pricing supplement.

If a trigger event does not occur (i.e., the level of the underlier, the closing level of the underlier or the final underlier level, as applicable, has not declined, as compared to the initial underlier level, by more than the trigger buffer amount during the measurement period, if applicable), the cash settlement amount will be an amount in cash equal to the sum of the face amount of each of your notes plus the product of the greater of (i) the face amount of each of your notes times the upside participation rate times the underlier return or (ii) the face amount of each of your notes times the contingent minimum return. In such a case, even if the final underlier level is less than the initial underlier level, the cash settlement amount will not be less than the contingent minimum return.

•	The contingent minimum return will be a percentage specified in the applicable pricing supplement.

Notes Linked to a Basket of Underliers. If a trigger event occurs (i.e., the basket closing level or final basket level, as applicable, has declined, as compared to the initial basket level, by more than the trigger buffer amount during the measurement period, if applicable), the cash settlement amount will depend on whether the final basket level is greater than, equal to or less than the initial basket level. If the final basket level is greater than the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the upside participation rate times the basket return plus the supplemental amount, if any, subject to adjustment described under “— Cash Settlement Amount for Notes Subject to a Cap Level — Notes Linked to a Basket of Underliers” below if the applicable pricing supplement specifies a cap level. If the basket return is positive (i.e., the final basket level is greater than the initial basket level), the cash settlement amount will be greater than the face amount of each of your notes. If on the other hand, the final basket level is less than or equal to the initial basket level, the cash settlement amount will be an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of the face amount of each of your notes times the basket return plus the supplemental amount, if any. If the basket return is zero or negative (i.e., the final basket level is equal to or less than the initial basket level), the cash settlement amount will be equal to or less than the face amount of each of your notes, unless the supplemental amount, if any, causes a positive return.

•	The basket return will equal the result of (i) the final basket level minus the initial basket level divided by (ii) the initial basket level.

•	The final basket level will be the basket closing level on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the basket closing levels on each of the specified averaging dates, subject to adjustments as described in the applicable general terms supplement.

•	The basket closing level on any given trading day will equal the sum of the products, as calculated for each basket underlier, of the closing level for such basket underlier on such trading day multiplied by its respective weighting multiplier, subject to adjustment, if applicable, as described below under “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” below.

•	A basket underlier refers to any underlier in the specified basket of underliers.

•	A weighting multiplier for a basket underlier is a positive amount specified in the applicable pricing supplement, which is expected to equal the quotient of (i) the product of the initial basket level times the weighting percentage for such basket underlier divided by (ii) the initial underlier level for such basket underlier, as set forth in the applicable pricing supplement for your notes, subject to adjustment as described in the applicable general terms supplement.

•	The weighting percentage for each basket underlier will be the applicable percentage weight within the basket provided for such basket underlier as specified in the applicable pricing supplement. The sum of the weighting percentages for all of the basket underliers will be 100%.

•	The initial basket level will be specified in the applicable pricing supplement.

If a trigger event does not occur (i.e., the basket closing level or final basket level, as applicable, has not declined, as compared to the initial basket level, by more than the trigger buffer amount during the measurement period, if applicable), the cash settlement amount will be an amount in cash equal to the sum of the face amount of each of your notes plus the product of the greater of (i) the face amount of each of your notes times the upside participation rate times the basket return or (ii) the face amount of each of your notes times the contingent minimum return. In such a case, even if the final basket level is less than the initial basket level, the return on your notes (if held to maturity) will not be less than the contingent minimum return.

Cash Settlement Amount for Notes Subject to a Cap Level

The cash settlement amount, if any, for your notes will be modified as described under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” only if the applicable pricing supplement specifies a cap level for your notes. If the applicable pricing supplement so provides, the cap level will be a specified percentage (which will be greater than 100%) of the initial underlier or basket level.

Notes Linked to a Single Underlier. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount — Notes Linked to a Single Underlier” and (ii) the maximum settlement amount.

•	The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial underlier level divided by (2) the initial underlier level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final underlier level is greater than the cap level.

Notes Linked to a Basket of Underliers. If a cap level is specified in the applicable pricing supplement, the cash settlement amount will equal the lesser of (i) the cash settlement amount calculated as described under the subsection entitled “— Cash Settlement Amount — Notes Linked to a Basket of Underliers” and (ii) the maximum settlement amount.

•	The maximum settlement amount in this case is an amount in cash equal to the sum of (i) the face amount of each of your notes plus (ii) the product of (A) the face amount of each of your notes times (B) the upside participation rate times (C) the quotient of (1) the cap level minus the initial basket level divided by (2) the initial basket level.

Because of the formula we use to calculate the maximum settlement amount, the cash settlement amount calculated under this subsection entitled “— Cash Settlement Amount for Notes Subject to a Cap Level” will always be less than the cash settlement amount calculated without regard to the cap level if the final basket level is greater than the cap level.

Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value

This subsection entitled “— Cash Settlement Amount for Notes With Underliers Denominated in Non-U.S. Dollars and That Are Adjusted to Reflect Their U.S. Dollar Value” is applicable only if the applicable pricing supplement specifies that an underlier or basket underliers denominated in currencies other than U.S. dollars will be adjusted to reflect their U.S. dollar value. If the applicable pricing supplement so provides, the closing level of the underlier or each basket underlier will be adjusted to reflect the U.S. dollar value of the underlier using the applicable exchange rate specified in the applicable pricing supplement.

•	The exchange rate for an underlier on any trading day will be as described in the applicable pricing supplement.

•	The adjusted closing level with respect to the underlier or a basket underlier on any trading day will equal the closing level of such underlier or basket underlier on such trading day converted into U.S. dollars using the exchange rate with respect to such underlier or basket underlier on such trading day.

•	The final underlier level with respect to the underlier or a basket underlier will equal the adjusted closing level of such underlier or basket underlier on the determination date or, if the applicable pricing supplement specifies multiple averaging dates, the arithmetic average of the adjusted closing levels of such underlier or basket underlier on each of the specified averaging dates, subject to adjustment as described in the applicable general terms supplement.

•	The basket closing level on any trading day will equal the sum of the products, as calculated for each basket underlier, of the adjusted closing level of such basket underlier multiplied by its respective weighting multiplier.

The cash settlement amount will be as described under “— Cash Settlement Amount — Notes Linked to a Single Underlier” and “— Cash Settlement Amount — Notes Linked to a Basket of Underliers” above.

Role of Calculation Agent

The calculation agent, in its sole discretion, will make all determinations regarding whether a trigger event occurs, the interest payment, if applicable; the final underlier or basket level; the underlier return; the basket return; market disruption events; successor underliers; the exchange rates, if applicable; stated maturity date; determination date; averaging dates, if applicable; business days; trading days; the cash settlement amount and the amount payable on your notes at maturity or upon redemption; and any other determination as applicable or specified in the applicable pricing supplement. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

Please note that the firm named as the calculation agent in this product supplement no. 1,740 is the firm serving in that role as of the issue date of your notes, unless otherwise specified in the applicable pricing supplement. We may change the calculation agent after the issue date without notice and the calculation agent may resign as calculation agent at any time upon 60 days’ written notice to GS Finance Corp.

USE OF PROCEEDS

We intend to lend the net proceeds from the sale of the notes to The Goldman Sachs Group, Inc. or its affiliates. The Goldman Sachs Group, Inc. expects to use the proceeds from such loans for the purposes we describe in the accompanying prospectus under “Use of Proceeds”. We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the offered notes as described below.

HEDGING

In anticipation of the sale of the notes, we and/or our affiliates expect to enter into hedging transactions involving purchases of the underlier (in the case of exchange-traded funds), the underlier stocks, listed or over-the-counter options, futures and/or other instruments linked to the underliers, constituent indices of such underlier, the underlier stocks, foreign currencies or other instruments linked to the underliers, constituent indices of such underlier, the underlier stock, indices designed to track the performance of the relevant equity markets or components of such markets on or before the trade date. In addition, from time to time after we issue the notes, we and/or our affiliates expect to enter into additional hedging transactions and to unwind those we have entered into, in connection with the notes and perhaps in connection with other notes we issue, some of which may have returns linked to any one or more of the underliers, one or more of the constituent indices thereof, as applicable, the underlier stocks or foreign currencies. Consequently, with regard to your notes, from time to time, we and/or our affiliates:

•	expect to acquire or dispose of positions in listed or over-the-counter options, futures or other instruments linked to some or all of the underliers, some or all of the constituent indices of such underlier or some or all underlier stocks or foreign currencies;

•	may take or dispose of positions in the securities of the underlier stock issuers themselves or the underlier (in the case of exchange-traded funds);

•	may take or dispose of positions in listed or over-the-counter options or other instruments based on underliers designed to track the performance of the stock exchanges or other components of the equity markets;

•	may take short positions in the underlier stocks or other securities of the kind described above — i.e., we and/or our affiliates may sell securities of the kind that we do not own or that we borrow for delivery to purchaser; and/or

•	may acquire or dispose of U.S. dollars in foreign exchange transactions involving the Japanese yen, euro, British pound sterling or other foreign currency or currencies.

We and/or our affiliates may acquire a long or short position in securities similar to your notes from time to time and may, in our or their sole discretion, hold or resell those securities.

In the future, we and/or our affiliates expect to close out hedge positions relating to the notes and perhaps relating to other notes with returns linked to the underliers, the constituent indices of such underliers, as applicable, the underlier stocks or the foreign currencies. We expect these steps to involve sales of instruments linked to the underliers, the underlier stocks or the foreign currencies on or shortly before the determination date. These steps also may involve sales and/or purchases of some or all of the underlier stocks or listed or over-the-counter options, futures or other instruments linked to any one or more of the underliers, constituent underliers thereof or the foreign currencies, some or all of the underlier stocks, constituent indices or indices designed to track the performance of the U.S., European, Asian or other stock exchanges or other components of the U.S., European, Asian or other equity markets or other components of such markets, as applicable.

The hedging activity discussed above may adversely affect the market value of your notes from time to time and the value of the consideration that we will deliver on your notes at maturity. See the applicable general terms supplement for a discussion of these adverse effects.

SUPPLEMENTAL DISCUSSION OF FEDERAL INCOME TAX CONSEQUENCES

The following section supplements the discussion of U.S. federal income taxation in the accompanying prospectus supplement.

The following section is the opinion of Sidley Austin LLP, counsel to GS Finance Corp. and The Goldman Sachs Group, Inc. In addition, it is the opinion of Sidley Austin LLP that the characterization of the notes for U.S. federal income tax purposes that will be required under the terms of the notes, as discussed below, is a reasonable interpretation of current law.

The following discussion addresses certain tax consequences that are generally expected to be applicable to the notes issued off of this product supplement no. 1,740 but it does not address the tax treatment of any particular note. Accordingly, tax consequences different than those described herein may be applicable to any particular note. The tax consequences for a particular note will be discussed in the applicable pricing supplement. Furthermore, this discussion only addresses the tax treatment of notes that are not linked to currency exchange rates. The tax treatment of currency-linked notes will be addressed in the applicable pricing supplement.

This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•	a dealer in securities or currencies;

•	a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•	a bank;

•	a life insurance company;

•	a tax exempt organization;

•	a partnership;

•	a regulated investment company;

•	a person that owns a note as a hedge or that is hedged against interest rate risks;

•	a person that owns a note as part of a straddle or conversion transaction for tax purposes; or

•	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

Although this section is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect, no statutory, judicial or administrative authority directly addresses how your notes should be treated for U.S. federal income tax purposes, and as a result, the U.S. federal income tax consequences of your investment in your notes are uncertain. Moreover, these laws are subject to change, possibly on a retroactive basis.

You should consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences of your investments in the notes, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

United States Holders

This section applies to you only if you are a United States holder that holds your notes as a capital asset for tax purposes. You are a United States holder if you are a beneficial owner of each of your notes and you are:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income tax regardless of its source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

You will be obligated pursuant to the terms of the notes – in the absence of a change in law, an administrative determination or a judicial ruling to the contrary – to characterize each note for all tax purposes as a pre-paid forward contract or a pre-paid derivative contract (which is an income-bearing pre-paid forward contract or pre-paid derivative contract if the notes bear interest) in respect of the underlier or basket of underliers, as specified in the applicable pricing supplement. Except as otherwise noted below, the discussion herein assumes that the notes will be so treated.

If your notes bear interest, it is likely that any interest payment will be taxed as ordinary income in accordance with your regular method of accounting for U.S. federal income tax purposes.

Upon the sale, exchange, redemption or maturity of your notes, it would be reasonable for you to recognize capital gain or loss equal to the difference, if any, between the amount of cash you receive at such time (excluding amounts attributable to accrued and unpaid interest) and your tax basis in your notes. Your tax basis in the notes will generally be equal to the amount that you paid for the notes. If you hold your notes for more than one year, the gain or loss generally will be long-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes. If you hold your notes for one year or less, the gain or loss generally will be short-term capital gain or loss, except to the extent attributable to accrued but unpaid interest, if any, with respect to your notes. Any resulting character mismatch may result in adverse tax consequences to you, because an investor’s ability to deduct capital losses is subject to significant limitations.

We will not attempt to ascertain whether any underlier, component of any underlier or any underlier included in a basket would be treated as a “passive foreign investment company” (“PFIC”), within the meaning of Section 1297 of the Internal Revenue Code. If any underlier, component of any underlier or any underlier included in a basket were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States holder. You should refer to information filed with the SEC with respect to each underlier, each component of any underlier or each underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier, component of any underlier or underlier included in a basket is or becomes a PFIC.

No statutory, judicial or administrative authority directly discusses how your notes should be treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in the notes are uncertain and alternative characterizations are possible. Accordingly, we urge you to consult your tax advisor in determining the tax consequences of an investment in your notes in your particular circumstances, including the application of state, local or other tax laws and the possible effects of changes in federal or other tax laws.

Alternative Treatments. There is no judicial or administrative authority discussing how your notes should be treated for U.S. federal income tax purposes. Therefore, the Internal Revenue Service might assert that a treatment other than that described above is more appropriate. For example, the Internal Revenue Service could treat your notes as a single debt instrument subject to special rules governing contingent payment debt instruments if your notes have a term of more than one year. Under those rules, the amount of interest you are required to take into account for each accrual period would be determined by constructing a projected payment schedule for the notes and applying rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the comparable yield – i.e., the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to your notes – and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules may have the effect of requiring you to include interest in income in respect of your notes prior to your receipt of cash attributable to that income.

If the rules governing contingent payment debt instruments apply, you would recognize gain or loss upon the sale, exchange, redemption or maturity of your notes in an amount equal to the difference, if any, between the amount of cash you receive at that time and your adjusted basis in your notes. In general, your adjusted basis in your notes would equal the amount you paid for your notes, increased by the amount of interest you previously accrued with respect to your notes, in accordance with the comparable yield and the projected payment schedule for your notes, and decreased by the amount of any noncontingent payment and the projected amount of any contingent payment previously made to you with respect to your notes.

If the rules governing contingent payment debt instruments apply, any gain you recognize upon the sale, exchange, redemption or maturity of your notes would be ordinary interest income. Any loss you recognize at that time would be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of your notes, and, thereafter, as capital loss.

If the rules governing contingent payment debt instruments apply, special rules would apply to a person who purchases notes at a price other than the adjusted issue price as determined for tax purposes.

If your notes have a term of one year or less, the Internal Revenue Service may assert that your notes should be treated as contingent short-term debt instruments. Although there is no authority that specifically addresses the tax treatment of contingent short-term debt instruments, it is likely that, if your notes are so treated, you should not recognize any income prior to the maturity of the notes (except for any stated interest on the notes). If your notes are so treated and you are an initial purchaser of the notes whose taxable year does not end on a day that is between the determination date and the maturity date, upon the maturity of your notes you should recognize ordinary income or short-term capital loss in an amount equal to the difference between the amount you receive with respect to your notes at such time (other than amounts attributable to accrued but unpaid interest) and the amount you paid for your notes. Upon the sale, exchange or redemption of your notes, it would be reasonable for you to recognize short-term capital gain or loss in an amount equal to the difference between the amount you paid for your notes and the amount received by you upon such sale, exchange or redemption (other than amounts attributable to accrued but unpaid interest), unless your notes are sold, exchanged or redeemed between the determination date and the maturity date, in which case it would be reasonable for you to generally treat any gain that you recognize as ordinary income and any loss that you recognize as a short-term capital loss. If you are a secondary purchaser of the notes, special rules apply to you and you should consult your tax advisor. There is no statutory, judicial or administrative authority that governs how short-term contingent debt should be treated for U.S. federal income tax purposes. Accordingly, if your notes have a term of less than one year, you should consult your tax advisor about this potential alternative treatment.

It is possible that the Internal Revenue Service could seek to characterize your notes in a manner that results in tax consequences to you different from those described above. For example, if your notes bear interest, your notes could also be treated as a unit consisting of a forward contract (the “Forward Contract”) and an interest-bearing cash deposit used to secure your obligation to purchase the underlier under the Forward Contract (the “Cash Deposit”). Under this characterization, if you are an initial purchaser of the notes, your notes would likely be treated for U.S. federal income tax purposes in the same manner as an income-bearing pre-paid derivative contract as described above. If, however you are a secondary purchaser of the notes, you would likely be required to allocate your purchase price for the notes between the Forward Contract and the Cash Deposit based on the respective fair market value of each on the date of the purchase. If the portion of your purchase price allocated to the Cash Deposit is at a discount from, or is in excess of, the principal amount of your note, you may be subject to the market discount or amortizable bond premium rules described in the accompanying prospectus under “United States Taxation — Taxation of Debt Securities — United States Holders — Market Discount” and “United States Taxation — Taxation of Debt Securities — United States Holders — Debt Securities Purchased at a Premium” with respect to the Cash Deposit. Accordingly, if you purchase your notes in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

If your notes bear interest, it is also possible that the Internal Revenue Service could seek to characterize your notes as notional principal contracts. If your notes bear interest, it is also possible that the interest payments would not be treated as either interest or ordinary income for U.S. federal income tax purposes, but instead would be treated in some other manner. For example, the interest payments could be treated all or in part as contract fees in respect of a forward contract, and the U.S. federal income tax treatment of such contract fees is uncertain. In addition, if your notes provide a fixed supplemental amount of return irrespective of the performance of the underlier or basket of underliers, it is possible that the Internal Revenue Service may take the position that you are required to accrue the supplemental amount in ordinary income over the life of your notes or that it should be characterized as ordinary income upon the maturity of the notes irrespective of the amount you receive upon the maturity of your notes.

In addition, if your notes are properly treated as a pre-paid forward or derivative contract (or income-bearing forward or derivative contract), the constructive ownership rules of Section 1260 of the Internal Revenue Code could possibly apply to notes that have a term in excess of one year if (a) the underlier is an ETF, (b) the underlier is an index that includes an ETF or other “pass-thru entity” (as defined in Section 1260(c)(2)), or (c) the notes are linked to a basket that includes (a) or (b). If your notes are subject to the constructive ownership rules, it is possible that any long-term capital gain that you realize upon the sale, exchange, redemption or maturity of your notes would be recharacterized as ordinary income (and you would be subject to an interest charge on deferred tax liability with respect to such amounts). The application of the constructive ownership rules to the notes will depend on the particular terms of the note. In particular, the application of the constructive ownership rules to a note linked to an index or basket is uncertain. Therefore, you are strongly urged to consult your tax advisor with respect to the possible application of the constructive ownership rules to your investment in the notes.

It is also possible that your notes could be treated in the manner described above, except that (i) any gain or loss that you recognize at maturity would be treated as ordinary gain or loss or (ii) you should not include the interest payments, if any, in income as you receive them but instead you should reduce your basis in your notes by the amount of the interest payments that you receive. In addition, it is possible that you could recognize gain when there is a change to the components of the underlier or any of the underliers that comprise the basket. You should consult your tax advisor as to the tax consequences of such characterization and any possible alternative characterizations of your notes for U.S. federal income tax purposes.

Possible Change in Law

On December 7, 2007, the Internal Revenue Service released a notice stating that the Internal Revenue Service and the Treasury Department are actively considering the proper federal income tax treatment of an instrument such as your notes, including whether the holder of an instrument such as your notes should be required to accrue ordinary income on a current basis and whether gain or loss should be ordinary or capital. It is not possible to determine what guidance they will ultimately issue, if any. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the notes for U.S. federal income tax purposes in accordance with the treatment set forth in this section unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment and the value of your notes.

Moreover, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your notes after the bill was enacted to accrue interest income over the term of such instruments even though there may be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your notes.

It is impossible to predict what any such legislation or administrative or regulatory guidance might provide, and whether the effective date of any legislation or guidance will affect notes that were issued before the date that such legislation or guidance is issued. You are urged to consult your tax advisor as to the possibility that any legislative or administrative action may adversely affect the tax treatment of your notes.

Backup Withholding and Information Reporting

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Holders” in the accompanying prospectus for a description of the applicability of the backup withholding and information reporting rules to payments made on your notes. These rules will apply notwithstanding that we do not intend to treat the notes as debt for tax purposes.

United States Alien Holders

This section applies to you only if you are a United States alien holder. You are a United States alien holder if you are the beneficial owner of notes and are, for U.S. federal income tax purposes:

•	a nonresident alien individual;

•	a foreign corporation; or

•	an estate or trust that in either case is not subject to U.S. federal income tax on a net income basis on income or gain from notes.

If your notes bear interest, because the U.S. federal income tax treatment (including the applicability of withholding) of the interest payments on the notes is uncertain, in the absence of further guidance, we intend to withhold on the interest payments (including any interest payments on your notes at maturity) made to you at a 30% rate or at a lower rate specified by an applicable income tax treaty under an “other income” or similar provision. We will not make payments of any additional amounts. To claim a reduced treaty rate for withholding, you generally must provide a valid Internal Revenue Service Form W-8BEN, Internal Revenue Service Form W-8BEN-E, or an acceptable substitute form upon which you certify, under penalty of perjury, your status as a United States alien holder and your entitlement to the lower treaty rate. Payments will be made to you at a reduced treaty rate of withholding only if such reduced treaty rate would apply to any possible characterization of the payments (including, for example, if the payments were characterized as contract fees). Withholding also may not apply to interest payments made to you if: (i) the interest payments are “effectively connected” with your conduct of a trade or business in the United States and are includable in your gross income for U.S. federal income tax purposes, (ii) the interest payments are attributable to a permanent establishment that you maintain in the United States, if required by an applicable tax treaty, and (iii) you comply with the requisite certification requirements (generally, by providing an Internal Revenue Service Form W-8ECI). If you are eligible for a reduced rate of United States withholding tax, you may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the U.S. Internal Revenue Service.

“Effectively connected” payments includable in your United States gross income are generally taxed at rates applicable to United States citizens, resident aliens, and domestic corporations; if you are a corporate United States alien holder, “effectively connected” payments may be subject to an additional “branch profits tax” under certain circumstances.

Whether or not your notes bear interest, you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your notes and, notwithstanding that we do not intend to treat the notes as debt for tax purposes, we intend to backup withhold on such payments with respect to your notes unless you comply with the requirements necessary to avoid backup withholding on debt instruments (in which case you will not be subject to such backup withholding) as set forth under “United States Taxation — Taxation of Debt Securities — Backup Withholding and Information Reporting — United States Alien Holders” in the accompanying prospectus.

As discussed above, alternative characterizations of the notes for U.S. federal income tax purposes are possible. Should an alternative characterization of the notes, by reason of a change or clarification of the law, by regulation or otherwise, cause payments with respect to the notes to become subject to withholding tax, we will withhold tax at the applicable statutory rate and we will not make payments of any additional amounts. Prospective United States alien holders of the notes should consult their tax advisors in this regard.

We will not attempt to ascertain whether any underlier, component of any underlier or any underlier included in a basket would be treated as a “United States real property holding corporation” (“USRPHC”), within the meaning of Section 897 of the Internal Revenue Code. If any underlier or component of any underlier were so treated, certain adverse U.S. federal income tax consequences could possibly apply to a United States alien holder. You should refer to information filed with the SEC with respect to each underlier, each component of any underlier or each underlier included in a basket and consult your tax advisor regarding the possible consequences to you, if any, if the issuer of a particular underlier, component of any underlier or underlier included in a basket is or becomes a USRPHC.

Furthermore, on December 7, 2007, the Internal Revenue Service released Notice 2008-2 soliciting comments from the public on various issues, including whether instruments such as your notes should be subject to withholding. It is therefore possible that rules will be issued in the future, possibly with retroactive effects, that would cause payments on your notes to be subject to withholding, even if you comply with certification requirements as to your foreign status.

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any interest payments and any amounts you receive upon the sale, exchange or maturity of your notes, could be collected via withholding. If these regulations were to apply to the notes, we may be required to withhold such taxes if any U.S.-source dividends are paid on the applicable underlier, component of an underlier or underlier included in a basket during the term of the notes. We could also require you to make certifications prior to any interest payment or the maturity of the notes in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2018, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We will determine, as of the issue date of your notes, if your notes will be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for United States alien holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your notes for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the notes will generally be subject to FATCA withholding. However, according to published guidance, the withholding tax described above will not apply to payments of gross proceeds from the sale, exchange, redemption or other disposition of the notes made before January 1, 2019.

EMPLOYEE RETIREMENT INCOME SECURITY ACT

This section is only relevant to you if you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh Plan) proposing to invest in the notes.

The U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and the U.S. Internal Revenue Code of 1986, as amended (the “Code”), prohibit certain transactions (“prohibited transactions”) involving the assets of an employee benefit plan that is subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code (including individual retirement accounts, Keogh plans and other plans described in Section 4975(e)(1) of the Code) (a “Plan”) and certain persons who are “parties in interest” (within the meaning of ERISA) or “disqualified persons” (within the meaning of the Code) with respect to the Plan; governmental plans may be subject to similar prohibitions unless an exemption applies to the transaction. The assets of a Plan may include assets held in the general account of an insurance company that are deemed “plan assets” under ERISA or assets of certain investment vehicles in which the Plan invests. Each of The Goldman Sachs Group, Inc. and certain of its affiliates may be considered a “party in interest” or a “disqualified person” with respect to many Plans, and, accordingly, prohibited transactions may arise if the notes are acquired by or on behalf of a Plan unless those notes are acquired and held pursuant to an available exemption. In general, available exemptions are: transactions effected on behalf of that Plan by a “qualified professional asset manager” (prohibited transaction exemption 84-14) or an “in-house asset manager” (prohibited transaction exemption 96-23), transactions involving insurance company general accounts (prohibited transaction exemption 95-60), transactions involving insurance company pooled separate accounts (prohibited transaction exemption 90-1), transactions involving bank collective investment funds (prohibited transaction exemption 91-38) and transactions with service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code where the Plan receives no less and pays no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code). The person making the decision on behalf of a Plan or a governmental plan shall be deemed, on behalf of itself and the plan, by purchasing and holding the notes, or exercising any rights related thereto, to represent that (a) the plan will receive no less and pay no more than “adequate consideration” (within the meaning of Section 408(b)(17) of ERISA and Section 4975(f)(10) of the Code) in connection with the purchase and holding of the notes, (b) none of the purchase, holding or disposition of the notes or the exercise of any rights related to the notes will result in a non-exempt prohibited transaction under ERISA or the Code (or, with respect to a governmental plan, under any similar applicable law or regulation), and (c) neither The Goldman Sachs Group, Inc. nor any of its affiliates is a “fiduciary” (within the meaning of Section 3(21) of ERISA) or, with respect to a governmental plan, under any similar applicable law or regulation) with respect to the purchaser or holder in connection with such person’s acquisition, disposition or holding of the notes, or as a result of any exercise by The Goldman Sachs Group, Inc. or any of its affiliates of any rights in connection with the notes, and neither The Goldman Sachs Group, Inc. nor any of its affiliates has provided investment advice in connection with such person’s acquisition, disposition or holding of the notes.

If you are an insurance company or the fiduciary of a pension plan or an employee benefit plan (including a governmental plan, an IRA or a Keogh plan) and propose to invest in the notes, you should consult your legal counsel.

SUPPLEMENTAL PLAN OF DISTRIBUTION

With respect to each underlier-linked trigger note to be issued, GS Finance Corp. expects to agree to sell to GS&Co., and GS&Co. expects to agree to purchase from GS Finance Corp. the face amount of the notes specified, at the price specified under “Net proceeds to the issuer”, in the applicable pricing supplement. GS&Co. proposes initially to offer each note it purchases to the public at the original issue price specified in the applicable pricing supplement and, if the applicable pricing supplement so provides, to certain securities dealers at such price less a concession or no concession as specified in the applicable pricing supplement.

In the future, GS&Co. or other affiliates of GS Finance Corp. may repurchase and resell the notes in market-making transactions, with resales being made at prices related to prevailing market prices at the time of resale or at negotiated prices. The estimated share of GS Finance Corp. of the total offering expenses for your notes, excluding underwriting discounts and commissions and marketing and licensing fees, will be provided in the applicable pricing supplement. For more Information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

From January 1, 2018, any notes which are the subject of the offering contemplated by this product supplement no. 1,740, the accompanying prospectus, the accompanying prospectus supplement, the applicable general terms supplement and the applicable pricing supplement may not be offered, sold or otherwise made available to any retail investor in the European Economic Area. Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPS Regulation. For the purposes of this provision:

(a)        the expression “retail investor” means a person who is one (or more) of the following:

(i)        a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or

(ii)        a customer within the meaning of Directive 2002/92/EC (as amended, the “Insurance Mediation Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)        not a qualified investor as defined in Directive 2003/71/EC (as amended, the “Prospectus Directive”); and

(b)        the expression an “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Prior to January 1, 2018, in relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), GS&Co. has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of notes which are the subject of the offering contemplated by this product supplement no. 1,740, the accompanying prospectus, the accompanying prospectus supplement, the applicable general terms supplement and the applicable pricing supplement to the public in that Relevant Member State except that, with effect from and including the Relevant Implementation Date, an offer of such notes may be made to the public in that Relevant Member State:

a)	at any time to any legal entity which is a qualified investor as defined in the Prospectus Directive;

b)	at any time to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the relevant dealer or dealers nominated by the issuer for any such offer; or

c)	at any time in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of notes referred to above shall require us or any dealer to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of notes to the public” in relation to any notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.

Notes which have a maturity of less than one year may not be offered or sold other than to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or as agent) for the purposes of their businesses or who it is reasonable to expect will acquire, hold, manage or dispose of investments (as principal or agent) for the purposes of their businesses where the issue of the notes would otherwise constitute a contravention of Section 19 of the Financial Services and Markets Act 2000 (the “FSMA”) by GS Finance Corp.

Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to GS Finance Corp. or The Goldman Sachs Group, Inc.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.

The notes may not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) or which do not constitute an offer to the public within the meaning of that Ordinance; and no advertisement, invitation or document relating to the notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the Securities and Futures Ordinance and any rules made thereunder.

This product supplement no. 1,740, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this product supplement no. 1,740, along with the applicable pricing supplement, the accompanying prospectus supplement and the accompanying prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the notes may not be circulated or distributed, nor may the notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”)) under Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities (as defined in Section 239(1) of the SFA) of that corporation shall not be transferable for six months after that corporation has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore (“Regulation 32”).

Where the notes are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for six months after that trust has acquired the notes under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person (as defined in Section 275(2) of the SFA), (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, (5) as specified in Section 276(7) of the SFA, or (6) as specified in Regulation 32.

The notes have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended), or the FIEA. The notes may not be offered or sold, directly or indirectly, in Japan or to or for the benefit of any resident of Japan (including any person resident in Japan or any corporation or other entity organized under the laws of Japan) or to others for reoffering or resale, directly or indirectly, in Japan or to or for the benefit of any resident of Japan, except pursuant to an exemption from the registration requirements of the FIEA and otherwise in compliance with any relevant laws and regulations of Japan.

The notes are not offered, sold or advertised, directly or indirectly, in, into or from Switzerland on the basis of a public offering and will not be listed on the SIX Swiss Exchange or any other offering or regulated trading facility in Switzerland. Accordingly, neither this product supplement nor any accompanying prospectus supplement, prospectus or other marketing material constitute a prospectus as defined in article 652a or article 1156 of the Swiss Code of Obligations or a listing prospectus as defined in article 32 of the Listing Rules of the SIX Swiss Exchange or any other regulated trading facility in Switzerland. Any resales of the notes by the underwriters thereof may only be undertaken on a private basis to selected individual investors in compliance with Swiss law. This product supplement and accompanying prospectus and prospectus supplement may not be copied, reproduced, distributed or passed on to others or otherwise made available in Switzerland without our prior written consent. By accepting this product supplement and accompanying prospectus and prospectus supplement or by subscribing to the notes, investors are deemed to have acknowledged and agreed to abide by these restrictions. Investors are advised to consult with their financial, legal or tax advisers before investing in the notes.

Conflicts of Interest

GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in any offering of notes within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, any offering of notes will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell notes in any offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We have not authorized anyone to provide any information or to make any representations other than those contained in or incorporated by reference in this product supplement no. 1,740, the applicable general terms supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide. This product supplement no. 1,740 is an offer to sell only the notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this product supplement no. 1,740, the applicable general terms supplement, the accompanying prospectus and prospectus supplement is current only as of the respective dates of such documents.

GS Finance Corp.

Medium-Term Notes, Series E

guaranteed by

The Goldman Sachs

Group, Inc.

Underlier-Linked Trigger Notes

Linked to an Underlier or a

Basket of Underliers

Goldman Sachs & Co. LLC